Exhibit 2.2

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

BETWEEN PUMATECH, INC.

AND LOUDFIRE, INC.

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT is made and entered into on this 22nd day of July, 2003, by and among Loudfire, Inc., a Kansas corporation (the “Seller”), Craig Johnson (the “Founder”) and Pumatech, Inc., a Delaware corporation (the “Buyer”).

WHEREAS, Seller, Founder and Buyer entered into an Asset Purchase Agreement (the AAgreement@) dated July 2, 2003, covering certain assets, properties and businesses of the Seller; and

WHEREAS, the parties desire to amend and modify the Agreement in certain respects.

NOW THEREFORE, in consideration of the foregoing recitations, the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Terms Defined in Agreement.    Except as otherwise defined in this First Amendment, terms defined in the Agreement and used herein shall have the meaning assigned to them in the Agreement.

2.    Exhibits.    The parties agree that the Exhibits to the Agreement are as attached hereto as Exhibits A through E.

3.    Seller Disclosure Schedule.    The parties agree that the Seller Disclosure Schedule as attached hereto as Exhibit F shall be the Seller Disclosure Schedule for the Agreement.

4.    Buyer Disclosure Schedule.    The parties agree that the Buyer Disclosure Schedule as attached hereto as Exhibit G shall be the Buyer Disclosure Schedule for the Agreement.

5.    Amending Effect.    The Agreement is hereby amended to conform to the provisions of this First Amendment to Asset Purchase Agreement. If any of the terms or provisions of the Agreement conflict with the terms or provisions of this First Amendment to Asset Purchase Agreement, the terms and provisions of this First Amendment to Asset Purchase Agreement shall control.

6.    Binding Effect.    This First Amendment to Asset Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have caused this First Amendment to Asset Purchase Agreement to be executed as of the day and year first above written.

SELLER:

LOUDFIRE, INC.

By:	/s/ CRAIG JOHNSON
Craig Johnson, Chief Executive Officer

FOUNDER:

CRAIG JOHNSON

/s/ CRAIG JOHNSON
Craig Johnson

BUYER:

PUMATECH, INC.

By:	/s/ KEITH KITCHEN
Keith Kitchen, VP of Finance and Administration

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